UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 15, 2006

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-28830	36-4094854
(State of Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

615 North Wabash, Chicago, IL 60611

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code (312) 573-5600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2006, Navigant Consulting, Inc. (the “Company”), Navigant Consulting Ltd., and Navigant Consulting (Europe) Limited, entered into the Third Amended and Restated Credit Agreement (the “Credit Agreement”) with the several banks and other financial institutions parties thereto, LaSalle Bank National Association, as Lead Arranger, Administrative Agent and Issuing Bank, LaSalle Commercial Lending, a division of ABN AMRO Bank N.V., as Canadian Agent and U.S. Bank National Association, as Documentation Agent. The Credit Agreement provides for a revolving credit facility in the amount of $200,000,000, with the ability to increase the facility to $350,000,000. In addition, the Company extended the maturity of the Credit Agreement to November 2011. The Company used borrowings under the Credit Agreement to refinance all outstanding indebtedness under its existing credit agreement. A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference. A copy of the press release announcing the closing of the Credit Agreement is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Third Amended and Restated Credit Agreement, dated as of November 15, 2006, by and among Navigant Consulting, Inc., and the foreign borrowers named therein, collectively as Borrowers, the several banks and other financial institutions parties thereto, LaSalle Bank National Association, as Lead Arranger, Administrative Agent and Issuing Bank, LaSalle Commercial Lending, a division of ABN AMRO Bank N.V., as Canadian Agent and U.S. Bank National Association, as Documentation Agent.

99.1	Press Release dated November 20, 2006.

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Navigant Consulting, Inc.

Date: November 20, 2006

	By:	/s/ Ben W. Perks
	Name:	Ben W. Perks
	Title:	Executive Vice President and Chief Financial Officer